UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2009 (February 20, 2009)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code:   (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2009, Georgia Gulf Corporation (the “Company”) was notified by letter from the New York Stock Exchange (the “NYSE”) that it was below the NYSE’s continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual (the “Manual”) because over a 30 trading-day period the Company’s total market capitalization was less than $75 million and its stockholders’ equity was less than $75 million at December 31, 2008.  As required under NYSE rules, the Company issued a press release on February 24, 2009, announcing that it had received the notice of non-compliance and that it intends to submit a plan to attain compliance with NYSE continued listing standards and related matters.  A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                           Exhibits.

Number	Exhibit

99.1	Press Release, dated February 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: February 24, 2009